Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-282438, 333-276997, 333-270311, 333-252673, 333-231932, 333-209304, and 333-202045) and on Form S-8 (No. 333-252959) of our report dated March 13, 2025, relating to the consolidated financial statements of Vuzix Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Freed Maxick P.C. (f/ka Freed Maxick CPAs, P.C.)

Buffalo, New York

March 13, 2025